UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2014
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 6, 2014 Novation Companies, Inc. (the “Company”) held its Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the Company's shareholders through the solicitation of proxies, and the proposals are as described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2014 and as subsequently amended or supplemented (the “Proxy Statement”). The results of the shareholder vote are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as Class III directors to hold office until the 2017 Annual Meeting of the Company's shareholders and until their successors are elected and qualify.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Howard M. Amster	45,656,568	2,116,637	66,769	33,834,110
Barry A. Igdaloff	45,575,237	2,116,811	147,926	33,834,110

Proposal 2 – Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

Our shareholders ratified the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
79,491,875	1,176,950	1,005,259

Proposal 3 – Advisory Vote on Executive Compensation

Our shareholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
33,622,456	7,286,748	6,930,770	33,834,110

Proposal 4 – Approval and Adoption of the First Amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan

Our shareholders approved the First Amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan, which increases the number of shares of Common Stock reserved for issuance under the 2004 Plan to a total of 9,500,000.

For	Against	Abstain	Broker Non-Votes
39,929,078	6,517,136	1,393,760	33,834,110

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: June 6, 2014	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer